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Allied Capital Lending Corporation and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Share
Form 10-Q
March 31, 1997


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
                                                              For the Three Months Ended
                                                                       March 31,
                                                             ----------------------------
                                                                1997             1996
                                                             ----------------------------
Primary Earnings Per Share:

         Net Increase in Net Assets Resulting
              from Operations                                 $1,305,000       $1,330,000
                                                             ============================


         Weighted average number of
              shares outstanding                               5,127,772        4,385,564

         Weighted average number of
              shares issuable on exercise
              of outstanding stock options                        28,228                -
                                                             ----------------------------
         Weighted average number of shares and
              share equivalents outstanding                    5,156,000        4,385,564
                                                             ============================

         Earnings per Share                                        $0.25            $0.30
                                                             ============================

Fully Diluted Earnings Per Share:

         Net Increase in Net Assets Resulting
              from Operations                                 $1,305,000       $1,330,000
                                                             ============================

         Weighted average number of
              shares and share equivalents
              outstanding as computed for
              primary earnings per share                       5,156,000        4,385,564

         Weighted average of additional
              shares issuable on exercise
              of outstanding stock options                         5,735                -
                                                             ----------------------------

         Weighted average of shares and
              share equivalents outstanding, as adjusted       5,161,735        4,385,564
                                                             ============================


         Earnings per Share                                        $0.25            $0.30
                                                             ============================
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